Exhibit 99.1
For Immediate Release
Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349
Waters Corporation Reports Second Quarter Sales Growth of 6%
Milford, Massachusetts, July 25, 2006 — Waters Corporation (NYSE/WAT) reported today second quarter 2006 sales of $302 million, an increase of 6% over sales of $285 million in the second quarter of 2005. In the quarter, the effects of foreign currency translation did not positively or negatively affect this sales growth rate. On a GAAP basis, earnings per diluted share (E.P.S.) for the second quarter were $0.46, compared to $0.46 for the second quarter in 2005. On a non-GAAP basis, including the adjustments noted in the attached reconciliation, E.P.S. grew 15% to $0.53 in the second quarter of 2006 from $0.46 in the second quarter of 2005.
Through the first six months of 2006, sales for the Company were $592 million, a 7% increase over sales in the first six months of 2005 of $553 million. Without effects of foreign currency translation, the Company’s organic sales growth rate was 9% as currency translation reduced its reported sales growth rate by approximately 2%. E.P.S. through the first six months of 2006 were $0.87 compared to $0.84 for the comparable period in 2005. On a non-GAAP basis and including adjustments on the attached reconciliation, E.P.S. grew 21% in the first six months of 2006 to $1.03 in 2006 from $0.85 in 2005.
Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Our results in the second quarter indicate a continuation of the trends we experienced earlier this year, including: continued expansion of businesses in China and India, strong industrial spending and growing demand for ACQUITY UPLC™ technology. In the quarter, we also introduced exciting new mass spectrometry instruments that we will begin shipping in the second half of 2006. We were very encouraged by the excitement that these new systems generated at the ASMS conference in late May and feel that the powerful combination of ACQUITY UPLC and new Waters mass spectrometry technologies will help to further stimulate demand as we look to the remainder of 2006 and beyond.”
As communicated in a prior press release, Waters Corporation will webcast its second quarter 2006 financial results conference call this morning, July 25, 2006 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info, choose Investor Relations and click on the Live Webcast. A replay of the call will be available through August 1, 2006, similarly by webcast and also by phone at 203-369-0188.
Waters Corporation holds worldwide leading positions in three complementary analytical technologies — liquid chromatography, mass spectrometry and thermal analysis. These markets account for approximately $5.0 billion of the overall $20 — $25 billion analytical instrument market.

CAUTIONARY STATEMENT
This release contains “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, fluctuations in capital expenditures by the Company’s customers, in particular large pharmaceutical companies, regulatory and/or administrative obstacles to the timely completion of purchase order documentation, introduction of competing products by other companies, such as improved research-grade mass spectrometers, and/or higher speed and/or more sensitive liquid chromatographs, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, other changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in distribution of the Company’s products, changes in the healthcare market and the pharmaceutical industry, loss of market share through competition, potential product liability or other claims against the Company as a result of the use of its products, risks associated with lawsuits and other legal actions particularly involving claims for infringement of patents and other intellectual property rights, the short-term impact to 2006 operating results from cost savings initiatives the Company implemented in February 2006, and foreign exchange rate fluctuations affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2005 and quarterly report on Form 10-Q for the period ended April 1, 2006, as filed with the Securities and Exchange Commission (the “SEC”), which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2006	2005	2006	2005

Net sales	301,899	284,630	592,117	552,935
Cost of sales (1)	126,004	117,066	246,632	228,867

Gross profit	175,895	167,564	345,485	324,068

Selling and administrative expenses (1)	88,968	82,861	174,506	163,456
Research and development expenses (1)	19,655	16,485	38,698	33,232
Purchased intangibles amortization	1,383	1,266	2,577	2,548
Restructuring and other unusual charges (2)	2,974	—	7,326	—

Operating income	62,915	66,952	122,378	124,832

Interest expense, net	(6,272)	(463)	(12,408)	(99)
Income from operations before income taxes	56,643	66,489	109,970	124,733

Provision for income taxes	8,863	12,424	18,035	24,073

Net income	47,780	54,065	91,935	100,660

Net income per basic common share	$0.46	$0.47	$0.89	$0.86

Weighted average number of basic common shares	103,010	116,092	103,795	117,405

Net income per diluted common share	$0.46	$0.46	$0.87	$0.84

Weighted average number of diluted common shares and equivalents	104,337	117,722	105,192	119,456
(1)	Effective January 1, 2006, Waters Corporation adopted FAS 123(R), “Share-Based Payment”. Accordingly, for the three months and six months ended July 1, 2006, stock-based compensation was accounted for under FAS 123 (R), while for the three months and six months ended July 2, 2005, stock-based compensation was accounted for under APB No. 25, Accounting for Stock Issued to Employees.” The amounts in the consolidated statements of operations above include stock-based compensation as follows:

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2006	2005	2006	2005
Cost of sales	1,101	—	2,252	—
Selling and administrative expenses	4,813	579	9,796	668
Research and development expenses	1,188	—	2,568	—
Total stock-based compensation	7,102	579	14,616	668
(2)	The results for the three months and six months ended July 1, 2006 include restructuring and other incremental costs in relation to a cost reduction plan implemented in February 2006.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2006	2005	2006	2005

Reconciliation of income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:

Income per diluted share	$0.46	$0.46	$0.87	$0.84

Adjustment for stock-based compensation, net of tax	5,111	467	10,724	538
Income per diluted share effect	0.05	0.00	0.10	0.00

Adjustment for restructuring and other unusual charges, net of tax	2,477	—	6,037	—
Income per diluted share effect	0.02	—	0.06	—

Adjusted income per diluted share:	$0.53	$0.46	$1.03	$0.85

The adjusted income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies items management has excluded as non-operational transactions. As a result of the adoption of FAS 123(R), management has excluded the stock-based compensation cost from its non-GAAP adjusted amounts to enable management and investors to perform a meaningful comparison of the Company’s operating results to the prior period. In the prior period, the Company’s consolidated statements of operations were not required to include the expense associated with stock-based compensation and now the Company must include the expense in the consolidated statements of operations. Management has excluded the restructuring charges from its non-GAAP adjusted amounts since management believes that these charges are not directly related to ongoing operations thereby providing investors with information that helps to compare ongoing operating performance.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	July 1, 2006	December 31, 2005

Cash and cash equivalents	489,556	493,588
Accounts receivable	238,352	256,809
Inventories	161,843	131,554
Other current assets	35,020	31,041
Total current assets	924,771	912,992

Property, plant and equipment, net	144,102	141,030
Other assets	400,677	374,909
Total assets	1,469,550	1,428,931

Notes payable and debt	362,345	326,286
Accounts payable and accrued expenses	311,305	277,605
Total current liabilities	673,650	603,891

Long-term debt	500,000	500,000
Other long-term liabilities	45,332	41,408
Total liabilities	1,218,982	1,145,299

Total equity	250,568	283,632
Total liabilities and equity	1,469,550	1,428,931